Exhibit 99.1

Protolabs Reports Record Revenue and

Net Income for Third Quarter 2018

Record Quarterly Revenue of $115.4 million, an increase of 31% over Q3 2017

Record Quarterly Net Income of $20.9 million, an increase of 58% over Q3 2017

MAPLE PLAIN, Minn. – October 25, 2018 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights include:

●	Revenue for the third quarter of 2018 was a record $115.4 million, representing a 31.0 percent increase over revenue of $88.1 million in the third quarter of 2017.
●

The number of unique product developers and engineers served through our web-based customer interface totaled 20,792 in the third quarter of 2018, an increase of 23.0 percent over the third quarter of 2017.

●	Net income for the third quarter of 2018 was a record $20.9 million, or $0.77 per diluted share.
●	Non-GAAP net income was $23.4 million, or $0.86 per diluted share. See “Non-GAAP Financial Measures” below.

“We are pleased to deliver another quarter with over 30 percent growth,” said Vicki Holt, President and Chief Executive Officer. “Protolabs again demonstrated strong performance across all of our geographies and in each of our services.”

Additional Third Quarter 2018 Highlights include:

●	Gross margin was 54.1 percent of revenue for the third quarter of 2018, compared with 56.0 percent for the third quarter of 2017.
●	GAAP operating margin was 21.7 percent of revenue during the third quarter of 2018, compared to 22.0 percent for the third quarter of 2017.
●	Non-GAAP operating margin was 24.9 percent of revenue during the third quarter of 2018, compared to 24.6 percent for the third quarter of 2017. See “Non-GAAP Financial Measures” below.
●	The company generated $25.6 million in cash from operations during the third quarter of 2018.
●	Cash and investments balance was $153.4 million at September 30, 2018.

“As a result of continued strong operations and growth in each of our individual service offerings, we are becoming more of a total solution for some of our customers. The majority of our top customers have utilized every one of our core services in 2018. With our unique ability to deliver parts at unprecedented speed, we are helping more customers deliver their products to market faster and in new ways,” concluded Holt.

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense and amortization expense (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized foreign currency activity, disposal of businesses and legal settlement (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, operating margin and revenues, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its third quarter 2018 financial results today, October 25, 2018 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. start time. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/m6/p/ep72okh4. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is the world's fastest digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom parts and assemblies in as fast as one day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact:
Protolabs
Dan Schumacher, 763-479-7240
Director of Investor Relations
daniel.schumacher@protolabs.com

or

Media Contact:
Padilla for Protolabs
Tim Nelson, 612-455-1789
Tim.Nelson@PadillaCo.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$62,593	$36,707
Short-term marketable securities	57,561	57,424
Accounts receivable, net	62,131	51,503
Inventory	9,608	11,271
Income taxes receivable	-	1,832
Other current assets	8,639	6,267
Total current assets	200,532	165,004

Property and equipment, net	210,053	166,440
Long-term marketable securities	33,224	37,034
Goodwill	128,752	128,504
Other intangible assets, net	19,713	19,084
Other long-term assets	3,590	2,672
Total assets	$595,864	$518,738

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$17,300	$15,876
Accrued compensation	14,462	12,100
Accrued liabilities and other	14,843	8,408
Short-term debt obligations	-	5,000
Income taxes payable	2,763	2,371
Total current liabilities	49,368	43,755

Long-term income taxes payable	2,181	2,181
Long-term deferred tax liabilities	8,732	6,966
Other long-term liabilities	4,377	4,621

Shareholders' equity	531,206	461,215
Total liabilities and shareholders' equity	$595,864	$518,738

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue
Injection Molding	$53,681	$49,480	$156,610	$144,187
CNC Machining	40,845	27,166	115,364	73,318
3D Printing	13,845	11,102	39,418	32,061
Sheet Metal	6,452	-	19,002	-
Other	607	357	2,433	746
Total revenue	115,430	88,105	332,827	250,312

Cost of revenue	53,027	38,793	153,303	109,358
Gross profit	62,403	49,312	179,524	140,954

Operating expenses
Marketing and sales	16,818	13,846	50,947	41,463
Research and development	7,458	5,877	21,155	17,784
General and administrative	13,096	10,222	38,679	28,256
Total operating expenses	37,372	29,945	110,781	87,503
Income from operations	25,031	19,367	68,743	53,451
Other income, net	390	291	1,376	1,779
Income before income taxes	25,421	19,658	70,119	55,230
Provision for income taxes	4,484	6,438	12,817	17,724
Net income	$20,937	$13,220	$57,302	$37,506

Net income per share:
Basic	$0.77	$0.50	$2.13	$1.41
Diluted	$0.77	$0.49	$2.10	$1.40

Shares used to compute net income per share:
Basic	27,038,585	26,617,349	26,963,205	26,600,174
Diluted	27,337,886	26,802,034	27,268,311	26,716,553

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Operating activities
Net income	$57,302	$37,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,520	13,539
Stock-based compensation expense	7,986	6,159
Deferred taxes	1,770	715
Gain on sale of businesses	(671)	-
Amortization of held-to-maturity securities	336	851
Other	160	21
Changes in operating assets and liabilities	(1,441)	209
Net cash provided by operating activities	84,962	59,000

Investing activities
Purchases of property, equipment and other capital assets	(61,898)	(24,164)
Cash used for acquisitions, net of cash acquired	(90)	-
Proceeds from sale of businesses	284	-
Purchases of marketable securities	(41,384)	(20,037)
Proceeds from maturities of marketable securities	44,721	34,090
Purchases of other assets and investments	(126)	(514)
Net cash used in investing activities	(58,493)	(10,625)

Financing activities
Payments on debt	(5,000)	-
Proceeds from exercises of stock options and other	5,248	5,749
Repurchases of common stock	-	(4,410)
Net cash provided by financing activities	248	1,339
Effect of exchange rate changes on cash and cash equivalents	(831)	774
Net increase in cash and cash equivalents	25,886	50,488
Cash and cash equivalents, beginning of period	36,707	68,795
Cash and cash equivalents, end of period	$62,593	$119,283

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized loss (gain) on foreign currency, disposal of businesses and legal settlement
GAAP net income	$20,937	$13,220	$57,302	$37,506
Add back:
Stock-based compensation expense	2,952	2,201	7,986	6,159
Amortization expense	808	106	2,371	394
Unrealized loss (gain) on foreign currency	(101)	266	147	(83)
Disposal of businesses	-	-	(671)	-
Legal settlement	-	-	-	(417)
Total adjustments [1]	3,659	2,573	9,833	6,053
Income tax benefits on adjustments [2]	(1,213)	(747)	(4,574)	(1,824)
Non-GAAP net income	$23,383	$15,046	$62,561	$41,735

Non-GAAP net income per share:
Basic	$0.86	$0.57	$2.32	$1.57
Diluted	$0.86	$0.56	$2.29	$1.56

Shares used to compute non-GAAP net income per share:
Basic	27,038,585	26,617,349	26,963,205	26,600,174
Diluted	27,337,886	26,802,034	27,268,311	26,716,553

[1] Stock-based compensation expense, amortization expense, unrealized loss (gain) on foreign currency, disposal of businesses and legal settlement were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Cost of revenue	$446	$263	$1,096	$698

Marketing and sales	560	417	1,380	1,024
Research and development	419	295	1,109	796
General and administrative	2,335	1,332	6,772	4,035
Total operating expenses	3,314	2,044	9,261	5,855

Other income, net	(101)	266	(524)	(500)
Total adjustments	$3,659	$2,573	$9,833	$6,053

[2] For the three- and nine-months ended September 30, 2018 and 2017, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$115,430	$88,105	$332,827	$250,312
Income from operations	25,031	19,367	68,743	53,451
GAAP operating margin	21.7%	22.0%	20.7%	21.4%
Add back:
Stock-based compensation expense	2,952	2,201	7,986	6,159
Amortization expense	808	106	2,371	394
Total adjustments	3,760	2,307	10,357	6,553
Non-GAAP income from operations adjusted for stock-based compensation expense and amortization expense	$28,791	$21,674	$79,100	$60,004
Non-GAAP operating margin	24.9%	24.6%	23.8%	24.0%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$90,732	$-	$90,732	$67,490	34.4%	34.4%
Europe	21,273	162	21,435	18,094	17.6%	18.5%
Japan	3,425	16	3,441	2,521	35.9%	36.5%
Total Revenue	$115,430	$178	$115,608	$88,105	31.0%	31.2%

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$261,253	$-	$261,253	$191,019	36.8%	36.8%
Europe	61,431	(3,825)	57,606	51,224	19.9%	12.5%
Japan	10,143	(211)	9,932	8,069	25.7%	23.1%
Total Revenue	$332,827	$(4,036)	$328,791	$250,312	33.0%	31.4%

[1] Revenue growth for the three- and nine-month periods ended September 30, 2018 has been recalculated using 2017 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue growth for the three- and nine-month periods ended September 30, 2017 to GAAP revenue growth for the three- and nine-month periods ended September 30, 2018.

[3] This column presents the percentage change from GAAP revenue growth for the three- and nine-month periods ended September 30, 2017 (calculated using the foreign currency exchange rates in effect during that period) to non-GAAP revenue growth for the three- and nine-month periods ended September 30, 2018 (as recalculated using the foreign currency exchange rates in effect during the three- and nine-month periods ended September 30, 2017) in order to provide a constant currency comparison.

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Unique product developers and engineers served	20,792	16,909	38,823	31,307